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                                                                 EXHIBIT 10.2

July 7, 1999                                         CONFIDENTIAL

Marvin I. Weinberger
630 Penfield Avenue
Havertown, PA 19083

    Re: Master Transaction Agreement dated July 7, 1999 ("Agreement") between Infonautics, Inc. and Infonautics Corporation (collectively "Infonautics") and Bell & Howell Company and Bell & Howell Information and Learning Company (collectively "Bell & Howell")


Dear Marvin:

         Further to your conversation last Thursday with us, reference is made to the Agreement which provides for the transfer of Infonautics' Electric Library assets and Bell & Howell's K-12 assets into a newly formed entity in which Infonautics and Bell & Howell will initially be the sole stockholders or members. In addition, under the Agreement Infonautics will transfer its online publishing assets to Bell & Howell. As an inducement to, and in consideration of, both Infonautics and Bell & Howell entering into the Agreement, you covenant and agree that at any meeting of the shareholders of Infonautics at which the adoption of the Agreement is to be voted upon, you will vote any voting securities of Infonautics over which you have voting authority in favor of adoption of the Agreement unless the Board of Directors of Infonautics is recommending, at the time of such meeting, that shareholders of Infonautics vote against such adoption in view of the pendency of an Alternative Transaction (as defined in the Agreement), which taken as a whole, is superior to the transactions contemplated by the Agreement.

         Please indicate your acceptance of agreement set forth in this letter by signing the letter below where indicated and returning a copy to us by fax and overnight mail.

Very truly yours,                            Very truly yours,


By:/s/Lloyd N. Morrisett                     By:/s/Nils A. Johansson
   ------------------------------------         -----------------------------
   Lloyd N. Morrisett                           Nils A. Johansson
   Chairman of the Board of Directors           Executive Vice President and
   Infonautics, Inc.                            Chief Financial Officer
                                                Bell & Howell Company

Accepted by and agreed to:


By:/s/Marvin I. Weinberger
   -----------------------
     Marvin I. Weinberger